   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1995
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

         TCI COMMUNICATIONS, INC.                      DELAWARE                 84-0588868
      TCI COMMUNICATIONS FINANCING I                   DELAWARE             TO BE APPLIED FOR
      TCI COMMUNICATIONS FINANCING II                  DELAWARE             TO BE APPLIED FOR
     TCI COMMUNICATIONS FINANCING III                  DELAWARE             TO BE APPLIED FOR
      TCI COMMUNICATIONS FINANCING IV                  DELAWARE             TO BE APPLIED FOR
         (EXACT NAME OF REGISTRANT          (STATE OR OTHER JURISDICTION OF  (I.R.S. EMPLOYER
       AS SPECIFIED IN ITS CHARTER)          INCORPORATION OR ORGANIZATION) IDENTIFICATION NO.)

                                ---------------

           TERRACE TOWER II                    STEPHEN M. BRETT, ESQ.
           5619 DTC PARKWAY                   TCI COMMUNICATIONS, INC.
    ENGLEWOOD, COLORADO 80111-3000                TERRACE TOWER II
            (303) 267-5500                        5619 DTC PARKWAY
   (ADDRESS, INCLUDING ZIP CODE, AND       ENGLEWOOD, COLORADO 80111-3000
      TELEPHONE NUMBER, INCLUDING                  (303) 267-5500
    AREA CODE, OF EACH REGISTRANT'S      (NAME, ADDRESS, INCLUDING ZIP CODE,
     PRINCIPAL EXECUTIVE OFFICES)          AND TELEPHONE NUMBER, INCLUDING
                                         AREA CODE, OF AGENT FOR SERVICE FOR
                                                  EACH REGISTRANT)

                                ---------------

                                  COPIES TO:

                          ROBERT W. MURRAY JR., ESQ.
                             BAKER & BOTTS, L.L.P.
                               885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4834

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     PROPOSED       PROPOSED
                                                                      MAXIMUM       MAXIMUM
                                                      AGGREGATE      OFFERING      AGGREGATE     AMOUNT OF
              TITLE OF EACH CLASS OF                 AMOUNT TO BE    PRICE PER      OFFERING    REGISTRATION
            SECURITIES TO BE REGISTERED             REGISTERED(1)  UNIT(1)(2)(3) PRICE(1)(2)(3)    FEE(1)
------------------------------------------------------------------------------------------------------------
 Subordinated Debt Securities of TCI
  Communications, Inc............................
 TCI Communications Financing I Preferred
  Securities.....................................
 TCI Communications Financing II Preferred
  Securities.....................................
 TCI Communications Financing III Preferred
  Securities.....................................   $1,000,000,000     100%      $1,000,000,000  $344,827.59
 TCI Communications Financing IV Preferred
  Securities.....................................
 Guarantees of Preferred Securities of TCI
  Communications Financing I, TCI Communications
  Financing II, TCI Communications Financing III
  and TCI Communications Financing IV by TCI
  Communications, Inc.(4)........................

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  (Footnotes on following page)

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Footnotes to table on previous page)

(1) Such indeterminate number of Preferred Securities of TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III and TCI Communications Financing IV and such indeterminate principal amount of Subordinated Debt Securities of TCI Communications, Inc. as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III or TCI Communications Financing IV. Such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a termination of TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III or TCI Communications Financing IV and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III and TCI Communications Financing IV and the Subordinated Debt Securities of TCI Communications, Inc. registered hereby will not exceed $1,000,000,000.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for any Guarantees.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 1995

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED       , 1995)

                               PREFERRED SECURITIES
                         TCI COMMUNICATIONS FINANCING I
             % TRUST ORIGINATED PREFERRED SECURITIES SM ("TOPRS SM")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                            TCI COMMUNICATIONS, INC.

                                  -----------

  The   % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby evidence preferred undivided beneficial interests in the assets of TCI Communications Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). TCI Communications, Inc., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common
                                                        (continued on next page)

  SEE "RISK FACTORS" COMMENCING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

  An application will be filed to list the Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If such application is approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THISPROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

================================================================================

                                    INITIAL PUBLIC    UNDERWRITING  PROCEEDS TO
                                  OFFERING PRICE (1) COMMISSION (2) TRUST (3)(4)
--------------------------------------------------------------------------------
Per Preferred Security..........        $25.00            (3)          $25.00
--------------------------------------------------------------------------------
Total...........................        $                 (3)          $

================================================================================
(1) Plus accrued distributions, if any, from       , 1995.
(2) The Company and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debt Securities, the Company has agreed to pay to the Underwriters, as compensation for their arranging
    the investment therein of such proceeds, $    per Preferred Security (or
    $    in the aggregate); provided, that such compensation for sales of
    10,000 or more Preferred Securities to a single purchaser will be $    per
    Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering which are payable by the Company are estimated to
    be $    .

                                  -----------

  The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or about
      , 1995.

                                  -----------

                              MERRILL LYNCH & CO.

                                  -----------

            The date of this Prospectus Supplement is       , 1995.

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

(continued from previous page)

Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds thereof in an equivalent principal
amount of  % Subordinated Deferrable Interest Notes due       , 2044 (the
"Subordinated Debt Securities") of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment to certain other indebtedness of the Company, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of the Preferred Securities will have a preference over the holder of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and otherwise.

  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of % of the liquidation amount of $25 per
Preferred Security, accruing from      , 1995 and payable quarterly in arrears
on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1996 ("distributions"). The payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Preferred Securities Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Preferred Securities Guarantee." The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued by the Company from time to time and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. The Senior Indebtedness of the Company aggregated approximately $7,942 million at September 30, 1995. In addition, because the Company is primarily a holding company, its obligations under the Preferred Securities Guarantee and the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of its subsidiaries. At September 30, 1995, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $4,201 million.

  The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor.

  The Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities, at any time, for up to 20 consecutive quarters (each an "Extension Period"). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. Despite such deferral, during an Extension Period distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of % per annum, compounded quarterly, and holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash interest payments attributable to such deferred income. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount." In the event of any such deferral, the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  The Subordinated Debt Securities are redeemable by the Company (in whole or
in part) from time to time, on or after       , 2000, or at any time in
certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities. The Subordinated Debt Securities mature on
 , 2044. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Subordinated Debt Securities are redeemed in the limited circumstances described below, the Trust shall be terminated with the result that the Subordinated Debt Securities will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. In the case of the occurrence of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Subordinated Debt Securities, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. If the Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

  In the event of the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such termination the Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

  The Company is a subsidiary of Tele-Communications, Inc. ("TCI"). See "The Company." The Company will be the sole obligor under the Subordinated Debt Securities and the Preferred Securities Guarantee, and TCI has no obligation or liability, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities, the Preferred Securities Guarantee or the Preferred Securities.

                               ----------------


  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Reference is made to "Definitions" on page S-41 for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein.

PREFERRED SECURITIES OFFERED

    % Trust Originated Preferred Securities evidencing preferred undivided beneficial interests in the assets of the Trust are offered hereby. Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of % of the liquidation amount of $25 per Preferred
Security, accruing from          , 1995 and payable quarterly in arrears on
March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1996. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. See "Description of the Preferred Securities."

SUBORDINATED DEBT SECURITIES

  The Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent amount of % Subordinated
Deferrable Interest Notes due       , 2044 of the Company. The Subordinated
Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "Description of the Subordinated Debt Securities--Subordination."

PREFERRED SECURITIES GUARANTEE

  Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor. See "Description of the Preferred Securities Guarantee" and "Effect of Obligations under the Subordinated Debt Securities and the Preferred Securities Guarantee." The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued by the Company. See "Risk Factors--Ranking of Preferred Securities Guarantee and Subordinated Debt Securities" and "Description of the Preferred Securities Guarantee."

INTEREST DEFERRAL

  The Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities, at any time and from time to time, for up to 20 consecutive quarters. If interest payments on the Subordinated Debt Securities are so deferred, distributions on the Preferred Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon compounded quarterly (to the extent permitted by law) as described herein. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. During an Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income in advance of receipt of the cash interest payments attributable thereto. See "Description of the Preferred Securities-- Voting Rights," "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Original Issue Discount, Premium and Market Discount."

MANDATORY REDEMPTION OF PREFERRED SECURITIES

  Unless previously redeemed pursuant to the optional or special redemption provisions described below, each of the outstanding Preferred Securities will
be redeemed by the Trust, in cash, on     , 2044, which is the maturity date of
the Subordinated Debt Securities, at the Redemption Price, which is equal to
(a) $25 per Preferred Security plus (b) accrued and unpaid distributions thereon to the date of redemption. See "Description of the Preferred Securities--Mandatory Redemption."

OPTIONAL AND SPECIAL REDEMPTION

  The Subordinated Debt Securities are redeemable by the Company in whole or in
part, from time to time, on or after     , 2000, or at any time in certain
circumstances upon the occurrence of a Tax Event, in each case at a price equal to (a) 100% of the principal amount of Subordinated Debt Securities to be redeemed plus (b) accrued and unpaid interest thereon to the date of redemption. If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities, including the Preferred Securities, having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at the Redemption Price. See "Description of the Preferred Securities--Mandatory Redemption" and "--Special Event Redemption or Distribution."

VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

USE OF PROCEEDS

  The Trust will invest the proceeds from the sale of the Preferred Securities offered hereby in the Subordinated Debt Securities, the proceeds of which will be used by the Company to retire maturing commercial paper issued pursuant to its commercial paper program. See "Use of Proceeds."

LISTING

  An application will be filed to list the Preferred Securities on the New York Stock Exchange under the symbol " ." If such application is approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                                 RISK FACTORS

  Prospective purchasers of Preferred Securities should carefully review the information contained or incorporated by reference elsewhere in this Prospectus and should particularly consider the following matters:

RANKING OF OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND SUBORDINATED DEBT SECURITIES

  The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu with the most senior preferred stock issued by the Company from time to time and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. No payment of principal of (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if (a) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. At September 30, 1995, Senior Indebtedness of the Company aggregated approximately $7,942 million. In addition, because the Company is primarily a holding company, its obligations under the Preferred Securities Guarantee and the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of its subsidiaries. At September 30, 1995, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $4,201 million. See "Holding Company Structure" below. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities or the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee" and "Description of the Subordinated Debt Securities--Subordination." Although the Company is a subsidiary of TCI, TCI will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities, the Preferred Securities Guarantee or the Preferred Securities.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment thereof and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee (as defined herein) or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. If the Company were to default in its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as registered holder of the

Subordinated Debt Securities against the Company, pursuant to the terms of the Subordinated Debt Securities. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee" and "Description of the Subordinated Debt Securities--Subordination." The Declaration (as defined herein) provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Preferred Securities Guarantee and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Subordinated Debt Securities against the Company. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters for any such extension. In the event that the Company exercises this right to defer payments of interest, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "--Voting Rights" and "Description of the Subordinated Notes--Option to Extend Interest Payment Period."

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities, which will be allocated, but not distributed, to holders of record of Preferred Securities. As a result, holders of Preferred

Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent a preferred undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which original issue discount accrues that are not subject to such right. See "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount."

SPECIAL EVENT DISTRIBUTION

  Upon the occurrence of a Special Event, the Trust will be terminated, except in the limited circumstances described below, with the result that the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances the Company shall have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debt Securities are redeemed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Certain Federal Income Tax Consequences."

  Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Tax Event, however, a termination of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debt Securities or Cash upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Preferred Securities, or the Subordinated Debt Securities that may be distributed in exchange for Preferred Securities, if a termination of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities and the Company contained herein. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE OF PREFERRED SECURITIES

  The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., OID (as defined herein)), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount" and "--Sale of Preferred Securities."

HOLDING COMPANY STRUCTURE

  The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company's making interest and other payments on the Subordinated Debt Securities. The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries. A substantial portion of the consolidated liabilities have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Subordinated Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). Accordingly, the holders of Subordinated Debt Securities may be effectively subordinated to such claims. At September 30, 1995, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $4,201 million.

  The Company's ability to service its indebtedness, including the Subordinated Debt Securities, and to perform under the Preferred Securities Guarantee, is dependent upon the earnings of the Company's subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities or the Preferred Securities Guarantee or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

                                  THE COMPANY

  The Company or its predecessor companies have been principally engaged in the acquisition, development and operation of cable television systems since the early 1950's. The Company believes that, measured by the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1995, it is the largest provider of basic cable television services in the United States. The Company, two other cable television companies and Sprint Corporation have formed a series of partnerships to engage in the business of providing wireless communications services and local wireline communications services to residences and businesses on a nationwide basis under the "Sprint" brand. The Company owns a 30% interest in this joint venture.

  On August 4, 1994, the Company (then named "Tele-Communications, Inc.") and Liberty Media Corporation ("Liberty") each merged with separate wholly owned subsidiaries of TCI/Liberty Holding Company, a new holding company formed by the Company and Liberty for the purpose of combining the businesses of the Company and Liberty. Immediately prior to the mergers, the Company had held a significant economic interest in Liberty through its ownership of Liberty common stock and several series of preferred stock of Liberty, and had accounted for its investment in Liberty under the equity method. In connection with the mergers, TCI/Liberty Holding Company changed its name to "Tele-Communications, Inc." (referred to herein as "TCI") and the Company's name was changed to its current name, "TCI Communications, Inc." As a result of the foregoing, the Company and Liberty are both subsidiaries of TCI. Unless the context indicates otherwise, as used herein the term "Company" means (i) on and after August 4, 1994, TCI Communications, Inc. and its consolidated subsidiaries and (ii) before August 4, 1994, Tele-Communications, Inc. and its consolidated subsidiaries.

  During the fourth quarter of 1994, TCI was reorganized (the "Reorganization") based on four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. The assets and business operations of the Company comprise TCI's Domestic Cable and Communications group. In connection with the Reorganization, certain of the assets of the Company were transferred to the other operating groups, the most significant of which included the transfer of the Company's investment in (i) Turner Broadcasting System, Inc. and Discovery Communications, Inc. to the Programming group (which consists primarily of the programming assets of Liberty) and (ii) TeleWest Communications, plc to the International Cable and Programming group.

  The Company is a Delaware corporation incorporated in 1968 with executive offices at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on November 21, 1995. The Trust's business is defined in a Declaration of Trust, dated as of November 21, 1995, executed by the Company, as sponsor (the "Sponsor"), and the Company Trustees as of that date. The Declaration of Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Issuance Only--The Depository Trust Company." The Company will directly or indirectly acquire all of the Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Declaration.

  The Trust's business and affairs will be conducted by the trustees (the "Company Trustees") appointed by the Company, as holder of the Common Securities. The duties and obligations of the Company Trustees shall be governed by the Declaration. Pursuant to the Declaration, the number of Company Trustees will initially be five. Three of the Company Trustees (the "Regular Trustees") will be persons who are employees or officers of, or affiliated with, the Company. A fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee (the "Property Trustee") under the Declaration and as indenture trustee for purposes of the Trust Indenture Act. The Bank of New York will act as the Property Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as indenture trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). See "Description of the Preferred Securities Guarantee." The fifth trustee will be a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). The Bank of New York (Delaware) will act as the Delaware Trustee.

  The Property Trustee will hold title to the Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Company Trustee and to increase the number of Company Trustees, provided that the number of Company Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust, the offering of the Trust Securities and the issuance of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Miscellaneous."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."

  The principal place of business of the Trust shall be c/o TCI
Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                    SELECTED FINANCIAL DATA OF THE COMPANY

  The following table sets forth selected historical financial data for the Company for each of the five fiscal years in the period ended December 31, 1994 and for the nine months ended September 30, 1994 and 1995. The selected financial data for each of the five fiscal years in the period ended December 31, 1994 are derived from the consolidated financial statements of the Company. The selected financial data for the interim periods are derived from the unaudited consolidated financial statements of the Company, which have been prepared on the same basis as the Company's audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the Company for those periods. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of the Company incorporated by reference herein.


                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1995     1994     1994     1993     1992     1991     1990
                          -------  -------  -------  -------  -------  -------  -------
                             (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
SUMMARY OF OPERATIONS
 DATA:
 Revenue................  $ 3,741  $ 3,213  $ 4,318  $ 4,153  $ 3,574  $ 3,214  $ 2,940
 Operating income.......      660      620      818      916      864      674      546
 Earnings (loss) from:
 Continuing operations..      (50)      61       92       (7)       7      (78)    (191)
 Discontinued
  operations............      --       --       --       --       (15)     (19)     (63)
                          -------  -------  -------  -------  -------  -------  -------
                              (50)      61       92       (7)      (8)     (97)    (254)
 Dividend requirement on
  redeemable preferred
  stocks................      --       --       --        (2)     (15)     --       --
                          -------  -------  -------  -------  -------  -------  -------
 Net earnings (loss)
  attributable to common
  stockholders..........  $   (50) $    61  $    92  $    (9) $   (23) $   (97) $  (254)
                          =======  =======  =======  =======  =======  =======  =======
OTHER DATA:
 Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends(1)..........      --      1.23x    1.21x    1.22x    1.02x     --       --
 Operating income before
  depreciation,
  amortization and non-
  cash operating
  expenses(2)...........  $ 1,541  $ 1,325  $ 1,801  $ 1,858  $ 1,637  $ 1,430  $ 1,262
 Consolidated basic
  cable subscribers.....     12.0     10.7     11.0     10.7     10.2      8.9      8.5

                                                      DECEMBER 31,
                           SEPTEMBER 30, ---------------------------------------
                               1995       1994    1993    1992    1991    1990
                           ------------- ------- ------- ------- ------- -------
                                               (IN MILLIONS)
SUMMARY BALANCE SHEET
 DATA:
 Property and equipment,
  net....................     $ 6,707    $ 5,579 $ 4,935 $ 4,562 $ 4,081 $ 4,156
 Franchise costs, net....      11,086      9,297   9,197   9,300   8,104   7,348
 Net assets of
  discontinued
  operations.............         --         --      --      --      242      54
 Total assets............      19,529     15,880  16,520  16,310  15,166  14,106
 Debt....................      12,143     10,712   9,900  10,285   9,455   8,922
 Stockholders' equity....       1,913        646   2,112   1,726   1,570     748
 Shares outstanding (net
  of treasury shares)(3):
 Class A Common Stock....           1          1     403     382     370     310
 Class B Common Stock....         --         --       47      48      49      48

--------
(1) The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.02, 1.22, and 1.21 for the years ended December 31, 1992, 1993 and 1994, respectively, and 1.23 for the nine months ended September 30, 1994. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1990 and 1991, and for the nine months ended September 30, 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $63 million for the nine months ended September 30, 1995. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends

    (minus capitalized interest), distributions from and (earnings) loss of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company and excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Combined fixed charges and preferred stock dividends of $710,000, $506,000, $2,517,000, $13,833,000 and $5,346,000 relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and combined fixed charges and preferred stock dividends of $7,403,000 and $3,053,000 relating to such guarantees for the nine months ended September 30, 1994 and 1995, respectively, have not been included in combined fixed charges and preferred stock dividends.
(2) Operating income before depreciation, amortization and non-cash operating expenses should not be considered as an alternative to net income or to cash flows provided by operating activities or to any other measure of performance or liquidity as an indicator of an entity's operating performance.
(3) On August 4, 1995 each 500.3735 shares of Class A Common Stock and Class B Common Stock issued and outstanding on that date were reclassified and changed into one share of Class A Common Stock and one share of Class B Common Stock.

                         CAPITALIZATION OF THE COMPANY

  The following table sets forth the unaudited consolidated capitalization of the Company at September 30, 1995, and as adjusted to reflect the offering of the Preferred Securities and the application of the net proceeds to retire maturing commercial paper of the Company as set forth under "Use of Proceeds." The following should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference herein.

                                                        SEPTEMBER 30, 1995
                                                        ---------------------
                                                           AS          AS
                                                        REPORTED    ADJUSTED
                                                        ---------   ---------
Total Debt............................................. $  12,143   $
                                                        ---------   ---------
Minority interests in equity of consolidated
 subsidiaries..........................................       216         216
                                                        ---------   ---------
Company-obligated mandatorily redeemable preferred
 securities of subsidiaries(1).........................       --
Stockholders' equity:
  Class A Common Stock.................................         1           1
  Class B Common Stock.................................       --          --
  Additional paid-in capital...........................     3,114       3,114
  Unrealized holding gains for available-for-sale
   securities..........................................        19          19
  Accumulated deficit..................................      (306)       (306)
  Investment in Tele-Communications, Inc. .............    (1,146)     (1,146)
  Due to Tele-Communications, Inc......................       231         231
                                                        ---------   ---------
   Total stockholders' equity..........................     1,913       1,913
                                                        ---------   ---------
    Total capitalization............................... $  14,272   $
                                                        =========   =========

--------
(1) As described in this Prospectus Supplement, the sole asset of the Trust
    will be the  % Subordinated Deferrable Interest Notes due       , 2044 of
    the Company with a principal amount of $   . Upon redemption of such debt,
    the Preferred Securities will be mandatorily redeemable.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be consolidated with the Company's financial statements, with the Preferred Securities shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable preferred securities of subsidiaries.

                                USE OF PROCEEDS

  The proceeds of the sale of the Preferred Securities will be invested by the Trust in the Subordinated Debt Securities of the Company. The Company will use the net proceeds from the sale of such Subordinated Debt Securities to retire maturing commercial paper issued pursuant to the Company's commercial paper program. The weighted average interest rate on such indebtedness, as of November 21, 1995, was 6.26% per annum.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus Supplement and the accompanying Prospectus are a part), the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned directly or indirectly by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own and hold the Subordinated Debt Securities for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Preferred Securities Guarantee."

  The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions.

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at a rate per annum of % of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears will bear interest at the rate of % per annum compounded quarterly (to the extent permitted by applicable law). The term "distributions" as used herein includes any such interest payable unless otherwise stated.

  Distributions on the Preferred Securities will be cumulative, will accrue
from       , 1995, and will be payable quarterly in arrears on March 31, June
30, September 30 and December 31 of each year to the holders of record on the applicable record date, commencing March 31, 1996, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter.

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises this right, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities, and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "--Voting Rights" below and "Description of the Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

  Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Preferred Securities Guarantee."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Subordinated Debt Securities. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the Trust and the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book- Entry Only Issuance--The Depository Trust Company" below. In the event the Preferred Securities shall not continue to remain in book-entry only form, the Regular Trustees shall have the right to select relevant record dates which shall be at least one Business Day, but less than 60 Business Days, prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION

  The Subordinated Debt Securities will mature on       , 2044 and may be
redeemed, in whole or in part, at any time on or after       , 2000, or at any
time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided, that except in the case of payments upon maturity, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Subordinated Debt Securities." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  A "Tax Event" means that the Regular Trustees shall have received an opinion from independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of this Prospectus Supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities,
(ii) interest payable to the Trust on the Subordinated Debt Securities would not be deductible in whole or in part by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of this Prospectus Supplement.

  An "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

  If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust shall, except in the circumstances described below, be terminated and dissolved with the result that Subordinated Debt Securities, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the Regular Trustees shall have received an opinion from independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither the Trust nor the holders of the Trust Securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of the Trust and the distribution of the Subordinated Debt Securities; and, provided, further, that, if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Trust will pursue such measure in lieu of termination and dissolution. Furthermore, if in the case of the occurrence of a Tax Event (i) the Company has received an opinion (a "Redemption Tax Opinion") from independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes even after the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole or in part for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  If Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

  After the date for any distribution of Subordinated Debt Securities upon termination of the Trust, (i) the Preferred Securities and Preferred Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Preferred Securities and the Preferred Securities Guarantee not held by the depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the Subordinated Debt Securities that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Preferred Securities Guarantee, distributions on such

Preferred Securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  In the event of any voluntary or involuntary termination, dissolution or winding-up of the Trust, the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such termination, dissolution or winding-up Subordinated Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities.

  If, upon any such termination, dissolution or winding-up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall terminate (i) on       , 2050,
the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the holder of the Common Securities, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company or the holder of the Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Subordinated Debt Securities following the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the Company or the holder of the Common Securities or the Trust or (vi) upon the redemption of all of the Trust Securities.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Subordinated Debt Securities--Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

  Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of, and interest on, the Subordinated Debt Securities to be immediately due and payable.

VOTING RIGHTS

  Except as provided below and except as provided under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantee--Amendments and Assignment" below, and except as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that the Company elects to defer payments of interest on the Subordinated Debt Securities as described above under "-- Distributions," the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee (as hereinafter defined) under the Indenture with respect to the Subordinated Debt Securities, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities, where such consent shall be required, provided that where a consent under the Indenture would require the consent of the holders of greater than a majority in principal amount of Subordinated Debt Securities affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities may direct the Property Trustee to give such consent. If the Property Trustee fails to enforce its rights under the Declaration, a holder of Preferred Securities may institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall not take any action described in clauses (i), (ii), (iii) or
(iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

  In the event the consent of the Property Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Preferred Securities and, if no Declaration Event of Default has occurred and is continuing, a majority in liquidation amount of the Common Securities, voting together as separate classes, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Preferred Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Holders of the Preferred Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby, provided that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the Preferred Securities, shall not be permitted without the consent of each holder of Preferred Securities. In the event any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either
(x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust and any holder of Trust Securities not to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the

American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in the Preferred Securities to be redeemed; provided, that if, as a result of such pro rata redemption, Direct Participants would hold fractional interests in the Preferred Securities, DTC will adjust the amount of the interest of each Direct Participant to be redeemed to avoid such fractional interests.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but the Company and the Trust take no responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from exercising the rights and powers vested in it by the Declaration. The Property Trustee also serves as the Preferred Guarantee Trustee under the Preferred Securities Guarantee.

REGISTRAR AND TRANSFER AGENT

  In the event that the Preferred Securities do not remain in book-entry only form, the Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

  The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. The Company is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees and the Company are authorized to take any action, not inconsistent with applicable law or the Restated Certificate of Incorporation of the Company, that each of the Regular Trustees and the Company determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

  Holders of the Preferred Securities will have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Preferred Guarantee Trustee. The terms of the Preferred Securities Guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee (which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part) and the Trust Indenture Act. The Preferred Securities will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to the Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities in exchange for Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Preferred Securities Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If the Company does not make interest payments on the Subordinated Debt Securities held by the Property Trustee, the Trust will not make distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Risk Factors--Rights under the Preferred Securities Guarantee" and "Description of the Subordinated Debt Securities--Certain Covenants."

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an Indenture Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

  In the Preferred Securities Guarantee, the Company will covenant that, so long as the Preferred Securities remain outstanding, if there shall have occurred and is continuing any event that would constitute an event of default under the Preferred Securities Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities is set forth under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Preferred Guarantee Trustee and the holders of the Preferred Securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Subordinated Debt Securities to the holders of the Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. See "Description of the Subordinated Debt Securities--Events of Default" for a description of the events of default and enforcement rights of the holders of Subordinated Debt Securities. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must repay to the Trust or the Company, or their successors, any sums paid to them under such Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under the Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

  The Company's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company, and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

  The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the holders of the Preferred Securities. Except as otherwise noted herein, the Preferred Guarantee Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under the Preferred Securities Guarantee, from exercising the rights and powers vested in it by the Preferred Securities Guarantee. The Preferred Guarantee Trustee also serves as Property Trustee under the Declaration.

GOVERNING LAW

  The Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Set forth below is a description of the terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture,
dated as of    , 1995, as supplemented by a First Supplemental Indenture (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Debt Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the termination of the Trust following the occurrence of a Special Event, Subordinated Debt Securities may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

  If the Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Company will use its best efforts to have the Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

GENERAL

  The Subordinated Debt Securities will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debt Securities will be
limited in aggregate principal amount to approximately $    million, such
amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities.

  The Subordinated Debt Securities are not subject to any sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined herein), if any,
on       , 2044.

  If Subordinated Debt Securities are distributed to holders of the Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "--Book Entry and Settlement" below. In the event Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to the depositary for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company or a decline in the credit quality of the Company resulting from a change of control transaction.

SUBORDINATION

  The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debt Securities may be made if (a) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

  The term "Senior Indebtedness" means (i) any payment in respect of (a) indebtedness of the Company for money borrowed (including indebtedness for money borrowed owed to TCI or to subsidiaries or affiliates of the Company or
TCI) and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including all indebtedness currently outstanding under indentures with various trustees, (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities, as the case may be. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by the Company. As of September 30, 1995, Senior Indebtedness of the Company aggregated approximately $7,942 million.

CERTAIN COVENANTS

  If (i) there shall have occurred and be continuing any event that would constitute an Indenture Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or the Common Securities Guarantee, and such default shall be continuing then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

  If the Company shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

  Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to Subordinated Debt Securities, where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such payment is being made or (ii) securities (including capital stock) of TCI.

  For so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Subordinated Debt Securities as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

OPTIONAL REDEMPTION

  The Company shall have the right to redeem the Subordinated Debt Securities,
in whole or in part, from time to time, on or after       , 2000, or at any
time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Subordinated Debt Securities in whole.

INTEREST

  Each Subordinated Note shall bear interest at the rate of  % per annum from
      , 1995, payable quarterly in arrears on March 31, June 30, September 30, December 31 of each year (each, an "Interest Payment Date"), commencing March 31, 1996, to the person in whose name such Subordinated Note is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities are distributed to holders of the Preferred Securities in liquidation of such holders' interests in the Trust and such Subordinated Debt Securities shall not thereafter continue to remain in book-entry only form, the Company shall have the right to select record dates which shall be not less than fifteen days prior to each Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law; provided, that, during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, the foregoing restriction will not apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the relevant Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

  In case any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities.

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Subordinated Debt Securities:

    (a) failure for 30 days to pay interest on the Subordinated Debt Securities, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities when due whether at maturity, upon earlier redemption or otherwise; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series of subordinated debt securities) contained in the Indenture for 90 days after written notice to the Company from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) the voluntary or involuntary termination, dissolution or winding-up of the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities in liquidation of the Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Declaration.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debt Securities may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest, including Additional Interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee), or (ii) a default in the covenant of the Company not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of its capital stock during an Extension Period. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights."

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Preferred Securities in connection with the voluntary or involuntary termination, dissolution or winding-up of the Trust as a result of the occurrence of a Special Event, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

  If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." The description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as depositary.

  None of the Company, the Trust, the Debt Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, or if at any time the depositary ceases to be registered or in good standing under the Exchange Act (or other applicable statute or regulation) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

  In the event the Subordinated Debt Securities are not represented by one or more Global Securities, certificates evidencing Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debt Registrar (as defined in the Indenture) or at the office of any transfer agent designated by the Company for such purpose with respect to the Subordinated Debt Securities, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Register (as defined in the Indenture) or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debt Registrar with respect to the Subordinated Debt Securities. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent at the place of payment. The Company may at any time designate additional transfer agents with respect to the Subordinated Debt Securities.

  In the event of any redemption in part, the Company shall not be required to
(i) issue, exchange or register the transfer of Subordinated Debt Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the Subordinated Debt Securities and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part.

PAYMENT AND PAYING AGENTS

  Payment of principal of and premium, if any, on the Subordinated Debt Securities will be made only against surrender to the Paying Agent (as defined in the Indenture) of the Subordinated Debt Securities. Principal of and premium, if any, and interest on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Register with respect to the Subordinated Debt Securities. Payment of interest on the Subordinated Debt Securities on any Interest Payment Date will be made to the person in whose name the Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

  The Company will initially act as Paying Agent with respect to the Subordinated Debt Securities except that, if the Subordinated Debt Securities are distributed to the holders of the Preferred Securities in liquidation of such holders' interest in the Trust, the Debt Trustee will act as the Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holder of such Subordinated Debt Securities will thereafter look only to the Company for payment thereof.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of the Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of the Subordinated Debt Securities so affected or (ii) reduce the percentage of Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Subordinated Debt Security then outstanding and affected thereby.

  In addition, the Company and the Debt Trustee may execute, without the consent of holders of the Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of subordinated debt securities.

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Subordinated Debt Securities and the Indenture, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. The Indenture does not otherwise contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities (except in each case for certain obligations with respect to denominations and provisions for payment of the Subordinated Debt Securities and obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Company (i) deposits with the Debt Trustee, in trust, moneys or governmental obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities and (ii) delivers to the Debt Trustee an opinion of counsel to the effect that, based upon the Company's receipt from, or the publication by, the Internal Revenue Service of a ruling or a change in law, the holders of the Subordinated Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

  The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Debt Trustee, upon the occurrence of an Indenture Event of Default, from exercising the rights and powers vested in it by the Indenture. The Debt Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided, that in the event of any such assignment, the Company will remain liable for all of the obligations of such subsidiary. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

  The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Company Trustees and (iv) the enforcement by the Property Trustee of the rights of holders of Preferred Securities.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE PREFERRED
                             SECURITIES GUARANTEE

  As set forth in the Declaration, the exclusive purposes of the Trust are to
(i) issue the Trust Securities, (ii) invest the proceeds thereof in the Subordinated Debt Securities and (iii) engage in only those other activities necessary or incidental thereto.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all costs and expenses of the Trust; and (iv) the Declaration provides that the Company Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities, including proceeding directly against the Company to enforce the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Indenture or the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture and the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust.

  If the Company fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

  The Company and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantee--General."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities to a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of source (a "Holder"). This summary does not address the United States federal income tax consequences to persons other than Holders.

  This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a Holder.

CLASSIFICATION OF TCI COMMUNICATIONS FINANCING I

  Baker & Botts, L.L.P., counsel to the Company and special counsel to the Trust, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), the Trust will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation or a partnership. Each Holder will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. Accordingly, each Holder will be required to include in its gross income the original issue discount ("OID") accrued with respect to its allocable share of Subordinated Debt Securities. Investors should be aware that the opinion of Baker & Botts, L.L.P. does not address any other issue and is not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

  Because of the option that the Company has, under the terms of the Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Subordinated Debt Securities will be treated as issued with OID in an amount equal to all of the stated interest payments on the Subordinated Debt Securities. Holders must include the OID attributable to the Subordinated Debt Securities in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues in that month at the stated interest rate. In the event that the interest payment period is extended, Holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Corporate Holders will not be entitled to a dividends-received deduction with respect to any income earned with respect to the Preferred Securities.

  To the extent a Holder acquires its Preferred Securities at a price that is greater or less than the adjusted issue price of such Holder's share of the Subordinated Debt Securities (which generally should approximate par plus accrued but unpaid interest), the Holder will be deemed to have acquired its interest in the Preferred Securities with acquisition premium or with market discount, as the case may be. A Holder acquiring Preferred Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A Holder acquiring Preferred Securities at a market discount will also include the amount of such discount in income in accordance with the market discount rules described below.

  A Holder acquiring Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Subordinated Debt Securities or, to the extent of any gain, upon the disposition of the Preferred Securities. Such market discount would accrue ratably, or, at the election of the Holder, under a constant yield method over the remaining term of the Subordinated Debt Securities. A Holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Preferred Securities acquired with market discount. In lieu of the foregoing, a Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply. A Holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Preferred Securities as if it were OID.

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution," Subordinated Debt Securities may be distributed to Holders in exchange for the Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such Holder's aggregate tax basis in the Preferred Securities. A Holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such Holder.

  Upon occurrence of a Tax Event, a termination of the Trust in which Holders receive cash would be a taxable event to such Holders.

SALE OF PREFERRED SECURITIES

  A Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale. A Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such Holder's gross income to the date of disposition (and the accrual of market discount, if any) and decreased by payments received on the Preferred Securities. Subject to the market discount rules described above, any such gain or loss generally will be capital gain or loss.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A Holder disposing of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its Preferred Securities. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

FOREIGN INVESTORS

  Subject to the discussion of backup withholding below, interest (including
OID) with respect to the Preferred Securities paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust will be exempt from U.S. withholding tax, provided that the Holder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Company and is not a controlled foreign corporation related to the Company or its affiliates).

INFORMATION REPORTING TO HOLDERS

  Subject to the qualifications discussed below, income on the Preferred Securities will be reported to Holders on Form 1099, which forms should be mailed to Holders of Preferred Securities by January 31 following each calendar year.

  The Trust will be obligated to report annually to Cede & Co., as Holder of record of the Preferred Securities, the OID with respect to the Preferred Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record Holders until April 15 following each calendar year. The Underwriters (as defined herein) have indicated to the Trust that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, Holders of Preferred Securities who hold as nominees for beneficial Holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial Holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters or otherwise in "street name" will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee Holders rather than the Trust.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the Holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the Holder's federal income tax, provided that required information is provided to the Internal Revenue Service.

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters,
for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated,        and
are acting as representatives (the "Representatives"), has severally agreed to purchase, the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                 NUMBER OF
        UNDERWRITER                                         PREFERRED SECURITIES
        -----------                                         --------------------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.....................................
                                                                   ------
     Total................................................
                                                                   ======

  The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus, and in part to certain securities dealers at such
price less a concession of $    per Preferred Security. The Underwriters may
allow, and such dealers may reallow, a concession not in excess of $    per
Preferred Security to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters arranging the investment therein of such proceeds, an amount in
New York Clearing House (next day) funds of $    per Preferred Security (or
$    in the aggregate), provided that such compensation for sales of 10,000 or
more Preferred Securities to any single purchaser will be $    per Preferred
Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

  During a period of 30 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into, or exchangeable or exercisable for, Preferred Securities or the Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities offered hereby and certain exceptions specified in the Underwriting Agreement).

  An application will be filed with the New York Stock Exchange for the listing of the Preferred Securities, subject to official notice of issuance. If approved for listing, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that the Underwriters intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

  The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters engage in transactions with, and from time to time have performed services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities, the Preferred Securities Guarantee and certain matters relating thereto will be passed upon on behalf of the Company by Baker & Botts, LLP, New York, New York. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by Baker & Botts, LLP. Jerome H. Kern, a partner of Baker & Botts, LLP, is a director of Tele-Communications, Inc. and holds options to purchase shares of Tele-Communications, Inc.'s Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock. Certain legal matters will be passed upon on behalf of the Underwriters by Brown & Wood, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in TCI Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

  The financial statements of Tele-Cable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus Supplement and the accompanying Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  DEFINITIONS

   TERM                          PAGE
   ----                          ----
Additional Interest............. S-31
Beneficial Owner................ S-23
Business Day.................... S-16
Change in 1940 Act Law.......... S-17
Common Securities...............  S-1
Common Securities Guarantee..... S-25
Company.........................  S-1
Company Trustees................ S-11
DTC............................. S-22
Debt Trustee.................... S-27
Declaration..................... S-10
Declaration Event of Default.... S-19
Delaware Trustee................ S-11
Direct Participants............. S-22
Dissolution Tax Opinion......... S-17
Distributions...................  S-2
Event of Default................ S-31
Exchange Act.................... S-22
Extension Period................  S-2
Global Security................. S-32
Guarantee Payments.............. S-25
Holder.......................... S-36
Indenture....................... S-27
Indenture Event of Default...... S-19
Indirect Participants........... S-23
Interest Payment Date........... S-30
Investment Company Event........ S-17
Liberty......................... S-10
Liquidation Distribution........ S-19
New York Stock Exchange.........  S-1
1940 Act........................ S-17

   TERM                           PAGE
   ----                           ----
No Recognition Opinion..........  S-17
OID.............................  S-36
Participants....................  S-22
Preferred Guarantee Trustee.....  S-11
Preferred Securities............   S-1
Preferred Securities Guarantee..   S-2
Property Account................  S-11
Property Trustee................  S-11
Redemption Price................   S-3
Redemption Tax Opinion..........  S-17
Regular Trustees................  S-11
Reorganization..................  S-10
Representatives.................  S-39
Senior Indebtedness.............  S-28
Special Event...................  S-17
Sponsor.........................  S-10
Successor Securities............  S-22
Subordinated Debt Securities....   S-2
Super-Majority..................  S-20
TCI.............................   S-3
TOPrS...........................   S-1
Tax Event.......................  S-17
Tele-Communications, Inc........  S-10
Trust...........................   S-1
Trust Act.......................  S-11
Trust Indenture Act.............  S-10
Trust Securities................   S-2
Underwriters....................  S-39
Underwriter's Compensation......  S-39
Underwriting Agreement..........  S-39

PROSPECTUS
----------

                                $1,000,000,000
                           TCI COMMUNICATIONS, INC.

                         SUBORDINATED DEBT SECURITIES

                               ---------------
                        TCI COMMUNICATIONS FINANCING I
                        TCI COMMUNICATIONS FINANCING II
                       TCI COMMUNICATIONS FINANCING III
                        TCI COMMUNICATIONS FINANCING IV

                             PREFERRED SECURITIES

                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           TCI COMMUNICATIONS, INC.

                               ---------------
  TCI Communications, Inc., a Delaware corporation (the "Company"), may from time to time offer its subordinated debt securities (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Company, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

  TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III and TCI Communications Financing IV (each, a "TCIC Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer preferred securities evidencing undivided beneficial interests in the assets of the respective TCIC Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the TCIC Trusts, out of moneys held by each of the TCIC Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed by the Company to the extent described herein (each, a "Preferred Securities Guarantee"). The Company's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and pari passu (equally and ratably) with the most senior preferred stock issued by the Company and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a TCIC Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such TCIC Trust. The Subordinated Debt Securities subsequently may be distributed pro rata to holders of Preferred Securities and Common Securities in connection with the termination of such TCIC Trust upon the occurrence of certain events as may be described in the Prospectus Supplement.

  Specific terms of the particular Subordinated Debt Securities of any series, the Preferred Securities of any TCIC Trust and the related Preferred Securities Guarantee in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series of Subordinated Debt Securities or such Preferred Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, the subordination terms, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, distribution rate (or the method of determining such rate), dates on which distributions will be payable, liquidation amount, voting rights, any redemption provisions, terms for any conversion into or exchange for other securities, the initial public offering price, any listing on a securities exchange and any other rights, preferences, privileges, limitations and restrictions.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,000,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations applicable to such Offered Securities.

                               ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                  The date of this Prospectus is       , 1995

  The Offered Securities will be sold directly or through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any underwriters or dealers are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement related to such Offered Securities.

  NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE TCIC TRUSTS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF THE TCIC TRUSTS SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The TCIC Trusts and the Company have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Subordinated Debt Securities, the Preferred Securities and the Preferred Securities Guarantees. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents included as exhibits to the Registration Statement are not necessarily complete. With respect to each such financial statement, contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

  No separate financial statements of the TCIC Trusts have been included herein. The Company does not believe that such financial statements would be material to holders of the Preferred Securities because the TCIC Trusts are newly-formed special purpose entities, have no operating history, have no independent operations and are not engaged in, and do not propose to engage in, any activity other than the issuance of the Trust Securities (as defined herein) and holding as trust assets the Subordinated Debt Securities of the Company. The TCIC Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The TCIC Trusts will become subject to such requirements upon the effectiveness of the Registration Statement of which this Prospectus forms a part, and will seek and expect to receive exemptions therefrom.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The Company hereby incorporates in this Prospectus by reference the following documents filed by the Company with the Commission (Commission File No. 0-5550): (i) its Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment 1), (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (iii) its Current Reports on Form 8-K dated January 23, 1995, February 3, 1995, as amended by Form 8-K/A (Amendment No. 1), April 6, 1995, April 20, 1995, as amended by Form 8-K/A (Amendment No. 1), May 4, 1995, as amended by Form 8-K/A (Amendment No. 1), July 26, 1995, August 1, 1995 and September 13, 1995 and (iv) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, included in the Company's Current Report on Form 8-K dated August 26, 1994. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Stephen M. Brett, Esq., Senior Vice President, TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  THE COMPANY

  The Company is principally engaged in the construction, acquisition, ownership and operation of cable television systems. The Company is the largest provider of cable television services in the United States, based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1995. The Company, two other cable television companies and Sprint Corporation have formed a series of partnerships to engage in the business of providing wireless communications services and local wireline communications services to residences and businesses on a nationwide basis under the "Sprint" brand. The Company owns a 30% interest in this joint venture.

  The Company is a subsidiary of Tele-Communications, Inc. ("TCI") which, in addition to the operations of the Company, is engaged in the provision of satellite-delivered programming services to various distribution media, principally cable television systems. In addition, TCI has interests in cable and telecommunications operations and television programming in certain international markets and has investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI will have no obligation or liability, contingent or otherwise, under the Subordinated Debt Securities, the Preferred Securities Guarantees or the Preferred Securities.

  The Company is a Delaware corporation incorporated in 1968. Its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                    THE TCI COMMUNICATIONS FINANCING TRUSTS

  Each of TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III and TCI Communications Financing IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust, dated as of November 21, 1995, executed by the Company, as sponsor for such trust (the "Sponsor"), and the TCIC Trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State on November 21, 1995. The declaration of trust of each TCIC Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each TCIC Trust exists for the exclusive purposes of
(i) issuing the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each TCIC Trust. Each TCIC Trust has a term of approximately 55 years, but may earlier terminate as provided in the applicable Declaration. Each TCIC Trust's business and affairs will be conducted by the trustees (the "TCIC Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the TCIC Trustees of a TCIC Trust. The duties and obligations of such TCIC Trustees shall be governed by the Declaration of such TCIC Trust. A majority of the TCIC Trustees (the "Regular Trustees") of each TCIC Trust will be persons who are employees or officers of or affiliated with the Company. One TCIC Trustee of each TCIC Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another TCIC Trustee of each TCIC Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the TCIC Trusts and the offering of Trust Securities. The office of the Delaware

Trustee for each TCIC Trust in the State of Delaware is 400 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each TCIC Trust shall be c/o TCI Communications, Inc., 5619 DTC Parkway, Englewood, Colorado 80111 (telephone number (303) 267-5500).

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets for the ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations of the Company for the periods indicated.

                                                              NINE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                  --------------------------- ------------------
                                  1990 1991 1992  1993  1994    1994      1995
                                  ---- ---- ----- ----- ----- --------- --------
   Ratio of earnings to combined
    fixed charges and preferred
    stock dividends (1).........  --   --   1.02x 1.22x 1.21x     1.23x     --

--------
(1) The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.02, 1.22 and 1.21 for the years ended December 31, 1992, 1993 and 1994, respectively, and 1.23 for the nine months ended September 30, 1994. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1990 and 1991, and for the nine months ended September 30, 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $63 million for the nine months ended September 30, 1995. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) loss of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company and excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense),
    (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Combined fixed charges and preferred stock dividends of $710,000, $506,000, $2,517,000, $13,833,000 and $5,346,000
    relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and combined fixed charges and preferred stock dividends of $7,403,000 and $3,053,000 relating to such guarantees for the nine months ended September 30, 1994 and 1995, respectively, have not been included in combined fixed charges and preferred stock dividends.

                                USE OF PROCEEDS

  Each TCIC Trust will invest all proceeds received from the sale of its Trust Securities in Subordinated Debt Securities.

  The Company will use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purposes, including to redeem, repurchase or otherwise repay outstanding indebtedness, or for such other purposes as may be specified in an accompanying Prospectus Supplement.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each TCIC Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each TCIC Trust authorizes the Regular Trustees of such TCIC Trust to issue on behalf of such TCIC Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each Declaration or made part of each Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a TCIC Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such TCIC Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such TCIC Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such TCIC Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such TCIC Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such TCIC Trust to purchase or redeem Preferred Securities issued by such TCIC Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such TCIC Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vi) the voting rights, if any, of Preferred Securities issued by such TCIC Trust in addition to those required by law, including any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more TCIC Trusts, or of both, as a condition to specified action or amendments to the Declaration of such TCIC Trust; and (vii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such TCIC Trust not inconsistent with the Declaration of such TCIC Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Any applicable United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each TCIC Trust will issue one series of Common Securities. The Declaration of each TCIC Trust authorizes the Regular Trustees of such trust to issue on behalf of such TCIC Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a TCIC Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. All of the Common Securities of a TCIC Trust will be directly or indirectly owned by the Company.

              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities

Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable TCIC Trust.

GENERAL

  Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a TCIC Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such TCIC Trust), as and when due, regardless of any defense, right to set-off or counterclaim which such TCIC Trust may have or assert. The following payments with respect to Preferred Securities issued by a TCIC Trust, to the extent not paid by such TCIC Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such TCIC Trust shall have funds available therefor,
(ii) the redemption price, including all accrued and unpaid distributions to the redemption date (the "Redemption Price"), to the extent such TCIC Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such TCIC Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of such TCIC Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities in exchange for their Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment and
(b) the amount of assets of such TCIC Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such TCIC Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable TCIC Trust to pay such amounts to such holders.

  Each Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable TCIC Trust from the time of issuance of such Preferred Securities, but will not apply to any payment of distributions when the TCIC Trust does not have sufficient funds available to make such payment or distributions. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a TCIC Trust, such TCIC Trust will not pay distributions on the Preferred Securities by such TCIC Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities--Certain Covenants."

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the TCIC Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

  In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable TCIC Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such TCIC Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing. However, each Preferred Security Guarantee will except from the foregoing covenant any dividend, redemption, interest, principal or guarantee payment by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable TCIC Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding of the applicable TCIC Trust.

TERMINATION

  Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable TCIC Trust upon full payment of the Redemption Price of all Preferred Securities of such TCIC Trust, upon distribution of the Subordinated Debt Securities held by such TCIC Trust to the holders of the Preferred Securities of such TCIC Trust in liquidation of such holders' interest in such Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration of such TCIC Trust upon liquidation of such TCIC Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable TCIC Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant TCIC Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

  The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such TCIC Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

  The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guaranteed Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its affiliates maintain deposit accounts and banking relationships with the Preferred Guarantee Trustee. The Preferred Guarantee Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

GOVERNING LAW

  The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Subordinated Debt Securities may be issued from time to time in one or more
series under an Indenture, dated as of       , 1995 (the "Indenture"), among
the Company and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and in a Supplemental Indenture (as defined below) and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

  The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Indenture").

  In the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the termination of such TCIC Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the series of Subordinated Debt Securities being offered thereby: (i) the specific title of such Subordinated Debt Securities; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities;
(iii) the date or dates on
which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

  The Indenture does not contain any provisions that afford holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

  The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the accompanying Prospectus Supplement.

CERTAIN COVENANTS

  If Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, and such default shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing.

  If Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing.

  Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to Subordinated Debt Securities, where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such payment is being made or (ii) securities (including capital stock) of TCI.

  In the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities of such TCIC Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such TCIC Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to cause, as sponsor of such TCIC Trust, or to permit, as holder of the Common Securities of such TCIC Trust, the termination, dissolution or winding-up of such TCIC Trust, except in connection with a distribution of the Subordinated Debt Securities as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause such TCIC Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such TCIC Trust, the redemption of all of the Trust Securities of such TCIC Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such TCIC Trust, and
(b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and
(iv) to use reasonable efforts to cause each holder of Trust Securities of such TCIC Trust to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities issued to such TCIC Trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Subordinated Debt Securities of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debt Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debt Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debt Registrar with respect to the Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Debt Registrar) initially designated by the Company with respect to any series of Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities.

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Subordinated Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Debt Securities of like tenor and of the series of which such Subordinated Debt Securities are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Subordinated Debt Securities will be made only against surrender to the Paying Agent of such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, any premium, if any, and interest, if any, on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the Debt Register with respect to such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debt Security on any Interest Payment Date will be made to the person in whose name such Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

  The Debt Trustee will act as Paying Agent with respect to the Subordinated Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Subordinated Debt Securities.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debt Securities of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to the Company and the holder of such Subordinated Debt Securities will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

  If any Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debt Security so affected or (ii) reduce the percentage of Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Debt Security affected thereby.

  In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Debt Securities.

EVENTS OF DEFAULT

  With respect to a particular series of Subordinated Debt Securities, the Indenture provides (or the Supplemental Indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to such series of Subordinated Debt Securities:

    (a) failure for 30 days to pay interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series; or

    (d) certain events in bankruptcy, insolvency or reorganization of the Company; or

    (e) in the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust, the voluntary or involuntary dissolution, winding-up or termination of such TCIC Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such TCIC Trust, the redemption of all of the Trust Securities of such TCIC Trust, or certain mergers, consolidations or amalgamation, each as permitted by the Declaration of such TCIC Trust.

  The holders of a majority in aggregate outstanding amount of any series of Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for the series. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Debt Securities may declare the principal immediately due and payable on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee.

  The holders of a majority in aggregate outstanding principal amount of any series of Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee) or (ii) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

  The Indenture does not contain any covenant which restricts the ability of the Company to merger or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace, stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the

Debt Trustee, in trust, moneys or Government Obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

  The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Company and certain of its affiliates maintain a deposit account and banking relationship with the Debt Trustee. The Debt Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

MISCELLANEOUS

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that in the event of any such assignment, the Company will remain liable for all of its obligations thereunder. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                             PLAN OF DISTRIBUTION

  The Company may sell any series of Subordinated Debt Securities and the TCIC Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of such Offered Securities and the proceeds to the Company or the applicable TCIC Trust, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other item's constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange or other securities market on which such Offered Securities may be listed.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if any underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities, the Company or the applicable TCIC Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Any series of Subordinated Debt Securities may be sold from time to time either directly by the Company or through agents designated by the Company. Any series of Preferred Securities may be sold from time to time either directly by the applicable TCIC Trust or by agents of the applicable TCIC Trust designated by such TCIC Trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable TCIC Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Subordinated Debt Securities may be sold directly by the Company and the Preferred Securities may be sold directly by the applicable TCIC Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company or the applicable TCIC Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such TCIC Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company or the applicable TCIC Trust (or both) to indemnification by the Company or such TCIC Trust (or both) against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by the Company or by a TCIC Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the TCIC Trusts by Richards, Layton & Finger, special Delaware counsel to the TCIC Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantees will be passed upon on behalf of the Company by Baker & Botts, LLP, New York, New York. Jerome H. Kern, a partner of Baker & Botts, LLP, is a director of Tele-Communications, Inc., which owns all of the common stock of the Company. Certain legal matters will be passed upon on behalf of any underwriters by Brown & Wood, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of the Company and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three year period ended December 31, 1994, and the related financial statement schedules, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

  The financial statements of Tele-Cable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TCI COMMUNICATIONS, INC., TCI COMMUNICATIONS FINANCING I OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI COMMUNICATIONS, INC. OR TCI COMMUNICATIONS FINANCING I SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Prospectus Summary....................................................... S-4
Risk Factors............................................................. S-6
The Company.............................................................. S-10
The Trust................................................................ S-10
Selected Financial Information of the Company............................ S-12
Capitalization of the Company............................................ S-14
Accounting Treatment..................................................... S-14
Use of Proceeds.......................................................... S-14
Description of the Preferred Securities.................................. S-15
Description of the Preferred Securities Guarantee........................ S-25
Description of the Subordinated Debt Securities.......................... S-27
Effect of Obligations Under the Subordinated Debt Securities and the
 Preferred Securities Guarantee.......................................... S-35
Certain Federal Income Tax Consequences.................................. S-36
Underwriting............................................................. S-39
Legal Matters............................................................ S-40
Experts.................................................................. S-40
Definitions.............................................................. S-41
                                  PROSPECTUS
Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    3
The Company..............................................................    4
The TCI Communications Financing Trusts..................................    4
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends...............................................................    5
Use of Proceeds..........................................................    5
Description of the Preferred Securities..................................    6
Description of the Preferred Securities Guarantees.......................    6
Description of the Subordinated Debt Securities..........................    9
Plan of Distribution.....................................................   14
Legal Opinions...........................................................   15
Experts..................................................................   16

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             PREFERRED SECURITIES

                              TCI COMMUNICATIONS
                                  FINANCING I

                               % TRUST ORIGINATED
                            PREFERRED SECURITIES SM
                                 ("TOPRS SM")
                         GUARANTEED TO THE EXTENT SET
                                FORTH HEREIN BY

                           TCI COMMUNICATIONS, INC.

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------


                              MERRILL LYNCH & CO.


                                       , 1995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this Registration Statement are currently anticipated to be as follows:

     Registration Fee.............................................. $344,827.59
     Blue Sky Fees and Expenses (including counsel fees)...........   15,000.00
     Printing and Engraving Expenses...............................  200,000.00
     Legal Fees and Expenses.......................................  200,000.00
     Accounting Fees and Expenses..................................   25,000.00
     Rating Agency Fees............................................   50,000.00
     Miscellaneous.................................................   15,173.41
                                                                    -----------
       Total....................................................... $850,000.00
                                                                    ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for beach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Articles SEVENTH and EIGHTH of the Company's Restated Certificate of Incorporation provide as follows:

    SEVENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses

    (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

    EIGHTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company may purchase liability insurance policies covering its directors and officers.

  In addition, pursuant to Section 6 of the form of Underwriting Agreement, the Underwriters will agree to indemnify and hold harmless the Company and each Trust and their respective directors, officers and trustees and each person, if any, who controls the Company or each Trust within the meaning of the Securities Act of 1933, as amended, against certain civil liabilities including civil liabilities under the Securities Act.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
   1     Form of Underwriting Agreement.*
   4.1   Certificate of Trust of TCI Communications Financing I.
   4.2   Certificate of Trust of TCI Communications Financing II.
   4.3   Certificate of Trust of TCI Communications Financing III.
   4.4   Certificate of Trust of TCI Communications Financing IV.
   4.5   Declaration of Trust of TCI Communications Financing I.
   4.6   Declaration of Trust of TCI Communications Financing II.
   4.7   Declaration of Trust of TCI Communications Financing III.
   4.8   Declaration of Trust of TCI Communications Financing IV.
   4.9   Form of Amended Declaration of Trust of TCI Communications Financing
          I.
   4.10  Form of Amended Declaration of Trust of TCI Communications Financing
          II.
   4.11  Form of Amended Declaration of Trust of TCI Communications Financing
          III.
   4.12  Form of Amended Declaration of Trust of TCI Communications Financing
          IV.
   4.13  Form of Indenture between the Registrant and the Bank of New York, as
          Trustee.
   4.14  Form of First Supplemental Indenture to Indenture to be used in connection with the issuance of the Subordinated Debt Securities.
   4.15  Form of Guarantee Agreement with respect to Preferred Securities of
          TCI Communications Financing I.
   4.16  Form of Guarantee Agreement with respect to Preferred Securities of
          TCI Communications Financing II.
   4.17  Form of Guarantee Agreement with respect to Preferred Securities of
          TCI Communications Financing III.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
   4.18  Form of Guarantee Agreement with respect to Preferred Securities of
          TCI Communications Financing IV.
   4.19  Form of Guarantee Agreement with respect to Common Securities of TCI
          Communications Financing I.
   4.20  Form of Guarantee Agreement with respect to Common Securities of TCI
          Communications Financing II.
   4.21  Form of Guarantee Agreement with respect to Common Securities of TCI
          Communications Financing III.
   4.22  Form of Guarantee Agreement with respect to Common Securities of TCI
          Communications Financing IV.
   5.1   Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.*
   5.2   Opinion of Richards, Layton & Finger regarding the validity under
          Delaware law of the securities being registered.*
   8     Opinion of Baker & Botts, L.L.P. regarding certain tax matters.*
  12     Calculation of Ratios of Earnings to Combined Fixed Charges and
          Preferred Stock Dividends of the Company.
  23.1   Consent of KPMG Peat Marwick LLP.
  23.2   Consent of Price Waterhouse, LLP.
  23.3   Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and Exhibit
          8).
  24     Powers of Attorney (included on pages II-7, II-8, II-9, II-10 and II-
          11).
  25.1   Statement of Eligibility of The Bank of New York, as Trustee for the
          Indenture, on Form T-1.
  25.2   Statement of Eligibility of The Bank of New York, as Trustee for
          Preferred Securities of TCI Communications Financing I, on Form T-1.
  25.3   Statement of Eligibility of The Bank of New York, as Trustee for
          Preferred Securities of TCI Communications Financing II, on Form T-1.
  25.4   Statement of Eligibility of The Bank of New York, as Trustee for
          Preferred Securities of TCI Communications Financing III, on Form T-
          1.
  25.5   Statement of Eligibility of The Bank of New York, as Trustee for
          Preferred Securities of TCI Communications Financing IV, on Form T-1.
  25.6   Statement of Eligibility of The Bank of New York, as Trustee for
          Guarantee of Preferred Securities of TCI Communications Financing I,
          on Form T-1.
  25.7   Statement of Eligibility of The Bank of New York, as Trustee for
          Guarantee of Preferred Securities of TCI Communications Financing II,
          on Form T-1.
  25.8   Statement of Eligibility of The Bank of New York, as Trustee for
          Guarantee of Preferred Securities of TCI Communications Financing
          III, on Form T-1.
  25.9   Statement of Eligibility of The Bank of New York, as Trustee for
          Guarantee of Preferred Securities of TCI Communications Financing IV,
          on Form T-1.

--------
*To be filed by amendment.

ITEM 17. UNDERTAKINGS.

THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497 (h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (6) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be he initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON NOVEMBER 21, 1995.

                                          TCI Communications, Inc.

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                                  Name: Stephen M. Brett
                                               Title: Senior Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON NOVEMBER 21, 1995.

                                          TCI Communications Financing I

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                                  Name: Stephen M. Brett
                                                      Title: Trustee

                                                 /s/ Bernard W. Schotters
                                          By: _________________________________
                                                Name: Bernard W. Schotters
                                                      Title: Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON NOVEMBER 21, 1995.

                                          TCI Communications Financing II

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                                  Name: Stephen M. Brett
                                                      Title: Trustee


                                                 /s/ Bernard W. Schotters
                                          By: _________________________________
                                                Name: Bernard W. Schotters
                                                      Title: Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON NOVEMBER 21, 1995.

                                          TCI Communications Financing III

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                                  Name: Stephen M. Brett
                                                      Title: Trustee

                                                 /s/ Bernard W. Schotters
                                          By: _________________________________
                                                Name: Bernard W. Schotters
                                                      Title: Trustee

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON NOVEMBER 21, 1995.

                                          TCI Communications Financing IV

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                                  Name: Stephen M. Brett
                                                      Title: Trustee

                                                 /s/ Bernard W. Schotters
                                          By: _________________________________
                                                Name: Bernard W. Schotters
                                                      Title: Trustee

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN M. BRETT, ESQ., AND ROBERT W. MURRAY JR., ESQ. AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY, TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                         TITLE                DATE
               ---------                         -----                ----
            /s/ Bob Magness             Chairman of the Board       11/21/95
 ______________________________________  and a Director of TCI
             (BOB MAGNESS)               Communications, Inc.

           /s/ John C. Malone           Director of TCI             11/21/95
 ______________________________________  Communications, Inc.
            (JOHN C. MALONE)

                                        Director of TCI
 ______________________________________  Communications, Inc.
           (DONNE F. FISHER)

        /s/ Brendan R. Clouston         President of TCI            11/21/95
 ______________________________________  Communications, Inc.
         (BRENDAN R. CLOUSTON)           (Principal Executive
                                         Officer)

          /s/ Gary K. Bracken           Senior Vice President       11/21/95
 ______________________________________  and Controller of TCI
           (GARY K. BRACKEN)             Communications, Inc.
                                         (Principal Financial
                                         and Accounting
                                         Officer)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS GERALD SOKOL, JR. AND ROBERT W. MURRAY JR., ESQ. AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY, TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                     TITLE             DATE
               ---------                     -----             ----
          /s/ Stephen M. Brett          Trustee of TCI       11/21/95
 ______________________________________  Communications
           (STEPHEN M. BRETT)            Financing I

        /s/ Bernard W. Schotters        Trustee of TCI       11/21/95
 ______________________________________  Communications
         (BERNARD W. SCHOTTERS)          Financing I

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS GERALD SOKOL, JR. AND ROBERT W. MURRAY JR., ESQ. AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY, TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                     TITLE             DATE
               ---------                     -----             ----
          /s/ Stephen M. Brett          Trustee of TCI       11/21/95
 ______________________________________  Communications
           (STEPHEN M. BRETT)            Financing II

        /s/ Bernard W. Schotters        Trustee of TCI       11/21/95
 ______________________________________  Communications
         (BERNARD W. SCHOTTERS)          Financing II

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS GERALD SOKOL, JR. AND ROBERT W. MURRAY JR., ESQ. AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY, TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                     TITLE             DATE
               ---------                     -----             ----
          /s/ Stephen M. Brett          Trustee of TCI       11/21/95
 ______________________________________  Communications
           (STEPHEN M. BRETT)            Financing III

        /s/ Bernard W. Schotters        Trustee of TCI       11/21/95
 ______________________________________  Communications
         (BERNARD W. SCHOTTERS)          Financing III

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS GERALD SOKOL, JR. AND ROBERT W. MURRAY JR., ESQ. AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY, TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

               SIGNATURE                     TITLE             DATE
               ---------                     -----             ----
          /s/ Stephen M. Brett          Trustee of TCI       11/21/95
 ______________________________________  Communications
           (STEPHEN M. BRETT)            Financing IV

        /s/ Bernard W. Schotters        Trustee of TCI       11/21/95
 ______________________________________  Communications
         (BERNARD W. SCHOTTERS)          Financing IV

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION                           PAGE NO.
 -------                         -----------                           --------
   1     Form of Underwriting Agreement.*
   4.1   Certificate of Trust of TCI Communications Financing I.
   4.2   Certificate of Trust of TCI Communications Financing II.
   4.3   Certificate of Trust of TCI Communications Financing III.
   4.4   Certificate of Trust of TCI Communications Financing IV.
   4.5   Declaration of Trust of TCI Communications Financing I.
   4.6   Declaration of Trust of TCI Communications Financing II.
   4.7   Declaration of Trust of TCI Communications Financing III.
   4.8   Declaration of Trust of TCI Communications Financing IV.
   4.9   Form of Amended Declaration of Trust of TCI Communications
          Financing I.
   4.10  Form of Amended Declaration of Trust of TCI Communications
          Financing II.
   4.11  Form of Amended Declaration of Trust of TCI Communications
          Financing III.
   4.12  Form of Amended Declaration of Trust of TCI Communications
          Financing IV.
   4.13  Form of Indenture between the Registrant and the Bank of
          New York, as Trustee.
   4.14  Form of First Supplemental Indenture to Indenture to be
          used in connection with the issuance of the Subordinated
          Debt Securities.
   4.15  Form of Guarantee Agreement with respect to Preferred
          Securities of TCI Communications Financing I.
   4.16  Form of Guarantee Agreement with respect to Preferred
          Securities of TCI Communications Financing II.
   4.17  Form of Guarantee Agreement with respect to Preferred
          Securities of TCI Communications Financing III.
   4.18  Form of Guarantee Agreement with respect to Preferred
          Securities of TCI Communications Financing IV.
   4.19  Form of Guarantee Agreement with respect to Common
          Securities of TCI Communications Financing I.
   4.20  Form of Guarantee Agreement with respect to Common
          Securities of TCI Communications Financing II.
   4.21  Form of Guarantee Agreement with respect to Common
          Securities of TCI Communications Financing III.
   4.22  Form of Guarantee Agreement with respect to Common
          Securities of TCI Communications Financing IV.
   5.1   Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.*
   5.2   Opinion of Richards, Layton & Finger regarding the validity under Delaware law of the securities being registered.*
   8     Opinion of Baker & Botts, L.L.P. regarding certain tax
          matters.*
  12     Calculation of Ratios of Earnings to Combined Fixed Charges
          and Preferred Stock Dividends of the Company.
  23.1   Consent of KPMG Peat Marwick LLP.

 EXHIBIT
 NUMBER                          DESCRIPTION                           PAGE NO.
 -------                         -----------                           --------
  23.2   Consent of Price Waterhouse, LLP.
  23.3   Consent of Baker & Botts, L.L.P. (included in Exhibit 5 and
          Exhibit 8).
  24     Powers of Attorney (included on pages II-7, II-8, II-9, II-
          10 and II-11).
  25.1   Statement of Eligibility of The Bank of New York, as
          Trustee for the Indenture, on Form T-1.
  25.2   Statement of Eligibility of The Bank of New York, as
          Trustee for Preferred Securities of TCI Communications
          Financing I, on Form T-1.
  25.3   Statement of Eligibility of The Bank of New York, as
          Trustee for Preferred Securities of TCI Communications
          Financing II, on Form T-1.
  25.4   Statement of Eligibility of The Bank of New York, as
          Trustee for Preferred Securities of TCI Communications
          Financing III, on Form T-1.
  25.5   Statement of Eligibility of The Bank of New York, as
          Trustee for Preferred Securities of TCI Communications
          Financing IV, on Form T-1.
  25.6   Statement of Eligibility of The Bank of New York, as
          Trustee for Guarantee of Preferred Securities of TCI
          Communications Financing I, on Form T-1.
  25.7   Statement of Eligibility of The Bank of New York, as
          Trustee for Guarantee of Preferred Securities of TCI
          Communications Financing II, on Form T-1.
  25.8   Statement of Eligibility of The Bank of New York, as
          Trustee for Guarantee of Preferred Securities of TCI
          Communications Financing III, on Form T-1.
  25.9   Statement of Eligibility of The Bank of New York, as
          Trustee for Guarantee of Preferred Securities of TCI
          Communications Financing IV, on Form T-1.

--------
* To be filed by amendment.